IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH
DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "ORIGINAL YIELD TO MATURITY" AND "INITIAL SHORT ACCRUAL PERIOD OID" (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.
                                                  ISIN:
                                                  CUSIP:
REGISTERED                                        REGISTERED
No. FLR                                           $

                       THE CHASE MANHATTAN CORPORATION
                   SUBORDINATED MEDIUM-TERM NOTE, SERIES C
                               (Floating Rate)

INTEREST RATE BASIS:       ORIGINAL ISSUE DATE:   STATED MATURITY DATE:

____________________       _____________________  ____________________

INDEX MATURITY:            INITIAL INTEREST RATE: INTEREST PAYMENT DATES:

____________________       _____________________  ____________________

SPREAD:                    INITIAL INTEREST RATE     INTEREST RATE RESET
                           RESET DATE:               DATES:

____________________       _____________________     ____________________

SPREAD MULTIPLIER:         INITIAL REDEMPTION DATE:    MAXIMUM INTEREST
                                                       RATE:

____________________       _____________________      ____________________

INITIAL REDEMPTION        MINIMUM INTEREST RATE:     ANNUAL REDEMPTION
PERCENTAGE:                                          PERCENTAGE REDUCTION:

____________________       _____________________  ____________________

HOLDER'S OPTIONAL         CALCULATION AGENT:         ORIGINAL YIELD TO
REPAYMENT DATE(S):                                    MATURITY:

____________________       _____________________  ____________________

INITIAL SHORT ACCRUAL    TOTAL AMOUNT OF OID:        LISTING ON LUXEMBOURG
PERIOD OID:                                           STOCK EXCHANGE:
____________________      _____________________      Yes / /        No / /


ISSUE PRICE:         TAX REDEMPTION:                 DESIGNATED LIBOR PAGE:

___________________     Yes / /       No / /          Reuters     / /

                                                      Telerate    / /

DESIGNATED CMT       INDEX CURRENCY:            OTHER PROVISIONS:
TELERATE PAGE:

___________________  _____________________      ____________________


     The Chase Manhattan Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to
                                                                 ,
or registered assigns, the principal sum of
                                                  DOLLARS
on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Rate Reset Date specified above and thereafter at a rate determined in accordance with the provisions set forth below, depending upon the Interest Rate Basis specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any Redemption Date as defined below or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and
Holder's Optional Repayment Date being hereinafter referred to as a "Maturity Date" with respect to the principal repayable on such date); provided,
                                                             --------
however, that if the Original Issue Date occurs
- -------
between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date, to the registered holder of this Note on the Regular Record Date with respect to such Interest Payment Date; and provided, further, that if an Interest Payment Date (other
                 --------  -------
than an Interest Payment Date that occurs on any Maturity Date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the next day that is a Business Day, except in the case that the Interest Rate Basis is LIBOR or LIBID, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. If any Maturity Date of this Note should fall on a day that is not a Business Day, the payment of interest, principal or premium, if any, due on such date shall be made on the next day that is a Business Day and no additional interest on such amounts shall accrue from such Maturity Date to and including the date on which any such payment is required to be made. Interest payable on this Note on any Interest Payment Date will include interest accrued from the Original Issue Date, or the most recent date for which interest has been paid or duly provided for, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business
Day) (the "Regular Record Date"); provided, however, that interest payable
                                  --------  -------
on any Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (referred to below), notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture (referred to below).

     Payment of the principal of, premium, if any, and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on
                           --------  -------
any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of Person entitled thereto as such address shall appear in the Security Register. A Holder of not less than $10,000,000 aggregate principal amount of the Subordinated Medium-Term Notes having the same Interest Payment Dates may by written notice to the Paying and Authenticating Agent (referred to below) at its principal corporate trust office in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg (or at such other address as the Company shall give notice in writing) on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Subordinated Medium-Term Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying and Authenticating Agent, made by wire transfer of immediately available funds to a designated account maintained at a bank in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg (or other bank consented to by the Company) as the holder of such Subordinated Medium-Term Notes shall have designated; provided that such bank has appropriate facilities therefor.

     This Subordinated Medium-Term Note, Series C is one of a duly authorized series of Subordinated Debt Securities (hereinafter called the "Securities") of the Company issued and to be issued under an Amended and Restated Indenture, dated as of September 1, 1993 (the "Indenture"), between the Company and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Subordinated Medium-Term Notes, Series C (the "Subordinated Medium-Term Notes" or the "Notes") and the terms upon which the Subordinated Medium-Term Notes are, and are to be, authenticated and delivered. The Chase Manhattan Bank, N.A., acting through its corporate trust offices in The City of New York and at Woolgate House, Coleman Street, London EC2P 2HD, and Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg are the initial paying agents for the payment of interest and principal of the Subordinated Medium-Term Notes (each, a "Paying Agent"); and The Chase Manhattan Bank, N.A. acting through its corporate trust offices in The City of New York and in London is the authenticating agent for the Subordinated Medium-Term Notes (the "Paying and Authenticating Agent"). The Subordinated Medium-Term Notes may bear different Original Issue

Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

     This Note is not subject to any sinking fund.

     This Note may be subject to repayment at the option of the Holder on the Holder's Optional Repayment Date(s), if any, indicated above. If no Holder's Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying and Authenticating Agent at the principal corporate trust office of The Chase Manhattan Bank, N.A. in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or such other address which the Company shall from time to time notify the Holders of the Subordinated Medium-Term Notes, not more than 60 nor less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"), except as provided in the next succeeding paragraph. If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date, except in the event the Company is required to pay any Additional Amounts (as defined below) with respect to the payment of principal and interest on this Note. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise indicated on the face hereof, this Note will be subject to redemption as a whole but not in part at the option of the Company, at a redemption price equal to the principal amount hereof (or if this Note is an Original Issue Discount Note at the Amortized Face Amount (as defined below)) together with accrued and unpaid interest, if any, to the date fixed for redemption, upon notice as described below, if the Company determines that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, the Company has or will become obligated to pay Additional Amounts (as hereinafter defined) with respect to this Note as described below; provided that no such notice of
                                         --------
redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of this Note then due. The Company will make its determination with respect to redemption as soon as practicable after it becomes aware of an event that might give rise to such a determination, such determination to be evidenced by the delivery to the Trustee of an Officer's Certificate with respect thereto. If the Company has elected to redeem this Note, the Trustee will give notice to the Holder hereof within 15 days after the date the Trustee is notified of the Company's election to redeem this Note or make additional payments as described above. Such notice will state the nature of the Company's election, the reasons for and the nature of such determination and the last day by which redemption may be made.

     The Company will, subject to the limitations and exceptions set forth below, pay to the holder on behalf of an owner of a beneficial interest (an "Owner") in this Note who is a United States Alien (as hereinafter defined) such additional amounts (the "Additional Amounts") as may be necessary so that every net payment to such Owner of principal and premium, if any, and interest, if any, on this Note, after deduction or withholding for or on account of any present or future tax, assessment of other governmental charge imposed upon such Owner, or by reason of the making of such net or additional payment, by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. However, the Company shall not be required to make any such payment of Additional Amounts for or on account of:

          (1) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Owner (or between a fiduciary, settlor or beneficiary of, or possessor of a power over, such Owner, if such Owner is an estate or a trust, or between a member or shareholder of such Owner, if such Owner is a partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, possessor, member or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) the presentation of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (2) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

          (3) any tax, assessment or other governmental charge imposed by reason of such Owner's past or present status (i) as a private foundation or other tax exempt organization or a domestic or foreign personal holding company with respect to the United States, (ii) as a corporation that accumulates earnings to avoid United States income taxes, (iii) as a controlled foreign corporation with respect to the United States, (iv) as the owner, actually or constructively, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, or (v) as a bank that acquires a Note as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (4) any tax, assessment or other governmental charge which is payable primarily otherwise than by deduction or withholding from payments on this Note;

          (5) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or Owner of this Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;


          (6) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this Note, if such payment can be made without such withholding by any other Paying Agent of the Company outside the United States;

          (7) any tax, assessment or other governmental charge that would not have been so imposed but for the Owner being or having been a person within a country with respect to which the United States Treasury Department has determined under Sections 871(h)(5) and 881(c)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), on or before the Original Issue Date specified above that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code; or

          (8)  any combination of items  (1), (2), (3), (4), (5), (6) or (7), above;

nor shall Additional Amounts be paid to any holder on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner of this Note to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the Owner would not have been entitled to payment of the Additional Amount had such beneficiary, settlor, member or Owner been the sole Owner of this Note. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     Except as specifically provided above, the Company will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Notices to the holders of the Notes with respect to redemption as provided above will be mailed first class mail, postage prepaid, to the holders' addresses listed in the register maintained by the Registrar not more than 60 nor less than 30 days prior to the Redemption Date.

     If this Note is redeemable at the option of the Company (other than as a result of the Company being obliged to pay Additional Amounts as provided above), the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the day succeeding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 or, in the case of Subordinated Medium-Term Notes having the Treasury Rate as their Interest Rate Basis, by the actual number of days in the year.

     Except as described below, this Note will bear interest at the rate determined by reference to the Interest Rate Basis specified above (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified above. The interest rate in effect on each day shall be
(a) if such day is an Interest Rate Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Rate Reset Date or (b) if such day is not an Interest Rate Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Rate Reset Date, provided that the interest rate in effect from the Original Issue Date to the Initial Interest Rate Reset Date shall be the Initial Interest Rate specified above. If any Interest Rate Reset Date would otherwise be a day that is not a Business Day, such Interest Rate Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified above is LIBID or LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Rate Reset Date shall be the immediately preceding Business Day.

     The Interest Determination Date with respect to the Certificate of Deposit Rate (the "CD Rate"), CMT Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day preceding the Interest Rate Reset Date. The Interest Determination Date with respect to LIBID or LIBOR shall be the second London Banking Day (as defined below) preceding an Interest Rate Reset Date. The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which such Interest Rate Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held
- --------  -------
on  the Friday of the week preceding  the  Interest  Rate  Reset  Date, the  related  Interest Determination Date shall be such preceding Friday;
and provided, further, that if an auction shall fall on any Interest Rate
    --------  -------
Reset

Date then the Interest Rate Reset Date shall instead be the first Business Day following such auction.

     The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     All percentages resulting from any calculation on the Subordinated Medium-Term Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Subordinated Medium-Term Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     As used herein, "Business Day" means (i) any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close, or (ii) in the case where the Interest Rate Basis is LIBID or LIBOR, any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in the City of London are authorized or required by law, regulation or executive order to close, or on which dealings in deposits in the Index Currency (as defined below) are not transacted in the London interbank market (a "London Banking Day").

     Determination of CD Rate.  CD Rate means, with respect to any Interest
     ------------------------
Determination Date (a "CD Interest Determination Date"), the rate on such day for negotiable certificates of deposit having the Index Maturity specified above as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication ("H.15(519)"), under the heading "Cds (Secondary Market)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, after consultation with the Company, for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified above in denominations of $5,000,000; provided, however, that if the dealers
                                     --------  -------
selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

     Determination of CMT Rate.  The CMT Rate means, with respect to any
     -------------------------
Interest Determination Date (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date, then the CMT Rate shall be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Rate Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United State Department of the Treasury that the Calculation Agent, after consultation with the Company, determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent, after consultation with the

Company, (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are not quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) having the Index Maturity specified on the face hereof with respect to which the CMT Rate will be calculated. If no such Index Maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

     Determination of Commercial Paper Rate.  The Commercial Paper Rate
     --------------------------------------
means, with respect to any Interest Determination Date (a "Commercial Paper Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in H.15(519) under the heading "Commercial Paper". In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity shown above as published in Composite Quotations under the heading "Commercial Paper". If the rate for a Commercial Paper Interest Determination Date is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Commercial Paper Rate for that Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent, after consultation with the Company, and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with the Company, on such Commercial Paper Interest Determination Date, for commercial paper of the Index Maturity specified above placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the
- --------  -------
Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate then in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest one ten-thousandth of a percent, with five one hundred-thousandths of a percent rounded upward) calculated in accordance with the following formula:

     Money Market Yield =        D x 360        x 100
                          ---------------------
                              360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of Federal Funds Rate.  The Federal Funds Rate means, with
     -----------------------------------
respect to any Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company) prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the
                                        --------  -------
brokers selected as aforesaid by the Calculation Agent, after consultation with the Company, are not quoting as described above, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

     Determination of LIBOR.  LIBOR means, with respect to any Interest
     ----------------------
Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date"), the rate determined by the Calculation Agent in accordance with the following provisions:

     (i) LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof, as of 11:00 A.M. London time (unless such rate is superseded by a corrected rate before 12:00 noon, London time, in which case such corrected rate shall be the applicable rate), on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Index
Currency having the Index Maturity designated on the face hereof commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M. London time (unless such rate is superseded by a corrected rate before 12:00 noon, London time, in which case such corrected rate shall be the applicable rate), on that LIBOR Interest Determination Date. If LIBOR cannot be determined under clause (a) or (b) of this paragraph (i), as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in paragraph (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which LIBOR cannot be determined under paragraph (i) above, the Calculation Agent will request that the London offices of four major banks in London selected by the Calculation Agent, after consultation with the Company, provide such Calculation Agent with offered quotations for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof to prime banks in the London interbank market as of approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, such deposits commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to major European banks having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided as requested, LIBOR will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified on the face hereof, if any, as the currency for which LIBOR shall be calculated. If no such currency is specified, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index

Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association interest settlement rates) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate had been specified.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, and Luxembourg, respectively.
     Determination of LIBID.  LIBID means, with respect to any Interest Rate
     ----------------------
Determination Date relating to a LIBID Note (a "LIBID Interest Determination Date"), the rate determined by the Calculation Agent in accordance with the following provisions:

     (i) LIBID will be determined on the basis of the bid rates quoted to prime banks in the London interbank market at approximately 11:00 A.M., London time, for deposits in U.S. dollars of not less than U.S. $1 million for the period of the Index Maturity specified above commencing on the second London Banking Day immediately following such LIBID Interest Determination Date, by the London offices of four major banks in the London interbank market named on the Reuters Screen LIBO Page and selected by the Calculation Agent, after consultation with the Company (the "LIBID Reference Banks"), on the LIBID Interest Determination Date. If at least two such quotations appear on the Reuters Screen LIBO Page, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of such quotations as determined by the Calculation Agent. If fewer than two quotations are provided, LIBID for such LIBID Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below. As used herein, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service) for the purpose of displaying London interbank bid rates of major banks.

    (ii) With respect to a LIBID Interest Determination Date on which fewer than two such quotations appear, the Calculation Agent will request that each LIBID Reference Bank provide the Calculation Agent with a quotation of the the bid rate quoted to such bank by the head offices of major banks in The City of New York for deposits in U.S. dollars for the period of the Index Maturity at approximately 11:00 A.M., London time, on such LIBID Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 A.M., New York City time, on such LIBID Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated above and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calcula
- --------  -------
tion Agent are not quoting as mentioned in this sentence, LIBID for such LIBID Interest Determination Date will be LIBID in effect on such LIBID Interest Determination Date.

     Determination of Prime Rate.  Prime Rate means, with respect to any
     ---------------------------
Interest Determination Date (a "Prime Rate Interest Determination Date"), the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York as selected by the Calculation Agent (after consultation with the Company). If fewer than three such quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on such date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Company); provided, however, that if the banks or trust companies selected
          --------  -------
as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

     Determination of Treasury Rate.  Treasury Rate means, with respect to
     ------------------------------
any Interest Determination Date (a "Treasury Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 3:00

P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified above are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as
                          --------  -------
aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate then in effect on such Treasury Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Rate Reset Date.

     The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of calculation, as calculated by the Paying and Authenticating Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.
                                      18

     If an Event of Default with respect to the Subordinated Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount (or Amortized Face Amount, in the case of Original Issue Discount Notes) of the Outstanding Subordinated Medium-Term Notes may declare the principal (or Amortized Face Amount, in the case of Original Issue Discount Notes) of all the Subordinated Medium-Term Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, currency unit or composite currency, prescribed herein and in the Indenture.

     The payment of the principal of, premium, if any, and interest on the Subordinated Medium-Term Notes is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions and each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for such purpose. The Company shall not make any payment of the principal of, premium, if any, or interest on the Subordinated Medium-Term Notes (whether at maturity or otherwise) while the Company is in default with respect to any payment of principal of, premium, if any, and interest on any Senior Indebtedness or in the event that any nonpayment event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due prior to the date on which it would otherwise have become due and payable.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, and this Note duly executed by the Holder hereof or by such Holder's attorney duly authorized in writing and thereupon one or more new Subordinated Medium-Term Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Subordinated Medium-Term Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Subordinated Medium-Term Notes are exchangeable for a like aggregate principal amount of Subordinated Medium-Term Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture and the Subordinated Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent or the Trustee under the Indenture by the manual signature of one if its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

                              THE CHASE MANHATTAN CORPORATION



                              By:  ___________________
               (SEAL)


                              By:  ___________________



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Chemical Bank, as Trustee    OR    Chemical Bank, as Trustee

                                   By: The Chase Manhattan
                                        Bank, N.A.,
                                       as Authenticating Agent




By:_________________________     By:_________________________
   Authorized Officer               Authorized Officer

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
________________________________________________
__________________________________________________________________
 (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, this Note must be received at a corporate trust office of The Chase Manhattan Bank, N.A., in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or at such other place or places which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to the Holder's Optional Repayment Date, if any, specified above, with this "Option to Elect Repayment" form duly completed. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (each of which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) of the Subordinated Medium-Term Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$ ____________________        _________________________________
                              NOTICE:  The signature on this
Date ________________         Option to Elect Repayment must
                              correspond with the  name as written upon  this
                              Note in every particular, without alteration or enlargement or any change whatever.

                                ABBREVIATIONS


     The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT--.............Custodian............
                                               (Minor)

               Under Uniform Gifts to Minors Act

               .................................
                            (State)

          TEN ENT--as tenants by the entireties
          JT TEN-- as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.

                        _____________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee:

_____________________________

_________________________________________________________________

                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                       INCLUDING ZIP CODE OF ASSIGNEE:


_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint ______________________________
______________________________________________________  attorney  to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________   _________________________

                              _________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.



SIGNATURE GUARANTEED: __________________________
NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions,
             ----
national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Securities Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

ACE026F8